Exhibit 10. 9

NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 5 THAT APPLY TO CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF WATERMILL MANAGEMENT COMPANY, LLC OR ANY OTHER INDEMNIFIED PERSON IDENTIFIED THEREIN.

TRANSACTION SERVICES AGREEMENT

This TRANSACTION SERVICES AGREEMENT (this “Agreement”) is made and entered into effective as of March 6, 2008, by and among Latrobe Steel Company, a Pennsylvania corporation (together with its successors, the “Company”). Toolrock Holding, Inc., a Delaware corporation (together with its successors, “Holding” and together with the Company, the “Clients”), and Watermill Management Company, LLC (together with its successors, “Advisor”).

WHEREAS, the Clients have requested that Advisor render, and Advisor has rendered, transaction and financial advisory services to them in connection with the negotiation and execution of the credit facilities being provided under that certain Loan and Security Agreement, dated as of March 6, 2008, among the Company and OH&R Special Steels Company, as borrowers, the guarantors (including Holding) from time to time party thereto, the lenders from time to time party thereto, Wachovia Bank, National Association, as agent, and the other parties thereto (the “Transaction,” and such Loan and Security Agreement, the “LSA”); and

WHEREAS, the Clients have requested that Advisor render transaction, financial advisory, investment banking, and other similar services to them with respect to (i) future credit arrangements and debt or equity securities offerings (“Subsequent Financing Transactions”) and (ii) potential future tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transactions directly or indirectly involving any of the Clients or any of their respective subsidiaries and any other person or entity (“Subsequent Acquisition Transactions” and together with the Subsequent Financing Transactions, “Subsequent Transactions”).

NOW, THEREFORE, in consideration of the services rendered and to be rendered by Advisor to the Clients, and to evidence the obligations of the Clients to Advisor and the mutual covenants herein contained, the Clients hereby jointly and severally agree with Advisor as follows:

1. Retention.

(a) The Clients hereby acknowledge that they have retained Advisor, and Advisor acknowledges that it has acted, as financial advisor to the Clients in connection with the Transaction.

(b) Each of the Clients acknowledges that it has retained Advisor as its financial advisor in connection with any Subsequent Transaction that may be consummated during the term of this Agreement and that none of the Clients will retain any other person or entity to provide such services in connection with any such Subsequent Transaction without the prior written consent of Advisor. Advisor agrees that it shall provide such financial advisory, investment banking and other similar services in connection with any such Subsequent Transaction as may be requested from time to time by the board of directors or board of managers of the applicable Client. If requested by Advisor, the Clients shall cause their respective subsidiaries to execute a joinder agreement to become a party to this Agreement.

2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which Watermill-Toolrock Partners, L.P. or its successors and their respective affiliates shall cease to own beneficially, directly or indirectly, any securities of any of the Clients or their respective successors.

3. Compensation.

(a) As compensation for Advisor’s services as financial advisor to the Clients in connection with the Transaction, the Clients hereby irrevocably agree, jointly and severally, to pay to Advisor a cash fee equal to $1,500,000, to be paid at the closing of the Transaction, which will occur substantially simultaneously with the execution of this Agreement.

(b) In connection with any Subsequent Transaction consummated during the term of this Agreement, the applicable Client shall pay to Advisor, at the closing of any such Subsequent Transaction, a cash fee equal to 1.0% of the Transaction Value of any Subsequent Financing Transaction and .75% of the Transaction Value of any Subsequent Acquisition Transaction. As used herein, the term “Transaction Value” means the total value of the Subsequent Transaction, including, without limitation, the gross proceeds raised in a Subsequent Financing Transaction or the aggregate funds required to complete a Subsequent Acquisition Transaction, including, without limitation, the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding) in such Subsequent Acquisition Transaction (in each case before deduction of any fees payable pursuant to this Section 3(b)).

(c) In the event the payment of a fee that is due and payable pursuant to Section 3(b) above is then prohibited under the terms of Section 9.12 of the LSA, such fee shall be deferred and shall instead be payable, together with interest thereon at the rate of 8% per annum, on the first date such payment is permissible under Section 9.12 of the LSA, or if applicable, such earlier date that the LSA terminates.

4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 above, the Clients agree, jointly and severally, to reimburse Advisor, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) incurred by Advisor (i) as financial advisor to the Clients in connection with the Transaction or (ii) in connection with the performance by it of the services contemplated by Section 1(b) above.

5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of Advisor, its affiliates, and their respective directors, partners, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (each of Advisor, its affiliates and such other specified persons being collectively referred to as “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including, without limitation, those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the respective Indemnified Person’s counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Clients or (ii) actions taken or omitted to be taken by an Indemnified Person with any Client’s consent or in conformity with any Client’s instructions or any Client’s actions or omissions or (B) are otherwise related to or arise out of Advisor’s engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Advisor’s acting pursuant to Advisor’s engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible to any Indemnified Person for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct. The Clients also agree that neither Advisor nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by any Client that have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct. The Clients further agree that none of them will, without the prior written consent of Advisor, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Advisor and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF ADVISOR OR ANY OTHER INDEMNIFIED PERSON.

The Clients further agree that with respect to any Indemnified Person who is employed, retained or otherwise associated with, or appointed or nominated by, the Advisor or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Clients or any of their subsidiaries, that the Clients or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Person acting in such capacity or capacities on behalf or at the request of the

Clients, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. Notwithstanding the fact that the Advisor and/or any of its affiliates, other than the Clients (such persons, together with its and their heirs, successors and assigns, the “Advisor Parties”), may have concurrent liability to an Indemnified Person with respect to the Indemnity Obligations, the Clients hereby agree that in no event shall the Clients or any of their subsidiaries have any right or claim against any of the Advisor Parties for contribution or have rights of subrogation against any Advisor Parties through an Indemnified Person for any payment made by the Clients or any of their subsidiaries with respect to any Indemnity Obligation. In addition, the Clients hereby agree that in the event that any Advisor Parties pay or advance an Indemnified Person any amount with respect to an Indemnity Obligation, the Clients will, or will cause their subsidiaries to, as applicable, promptly reimburse any such Advisor Parties for such payment or advance upon request.

The foregoing right to indemnity shall be in addition to any rights that Advisor and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim that is subject to this Agreement is brought against Advisor or any other Indemnified Person.

It is understood that, in connection with Advisor’s engagement, Advisor may also be engaged to act for a Client or Clients in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

Each of the Clients further understands and agrees that if Advisor is asked to act for any Client in any other formal capacity, such further action shall be at the option of Advisor and may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

6. Confidential Information. In connection with the performance of the services hereunder, Advisor agrees not to divulge any confidential information, secret processes or trade secrets disclosed by any Client or any of its subsidiaries to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to Advisor without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

7. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, excluding any choice-of-law provisions thereof. Each of the parties hereby (i) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the District of Massachusetts, sitting in Suffolk County, Massachusetts, the United States of America, in the event such court has jurisdiction or, if such court does not have jurisdiction, to any district court sitting in Suffolk County, Massachusetts, the United States of America, for the purpose of any suit, action, or proceeding arising out of or relating to this Agreement, including any claims by any Indemnified Persons for indemnity pursuant to Section 5 above, (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (x) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (y) such suit, action or proceeding is brought in an inconvenient forum, or (z) the venue of such suit, action or proceeding is improper and (iii) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding. Each of the parties consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7 shall affect or limit any right to serve process in any other manner permitted by law.

8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights, interests and obligations of Advisor, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

10. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WATERMILL MANAGEMENT COMPANY, LLC

By:	/s/ Stephen Kotler
Name:	Stephen Kotler
Title:	Principal

LATROBE STEEL COMPANY

By:	/s/ Dale B. Mikus
Name:	Dale B. Mikus
Title:	Vice President and Chief Financial Officer

TOOLROCK HOLDING, INC.

By:	/s/ Dale B. Mikus
Name:	Dale B. Mikus
Title:	Vice President and Chief Financial Officer

SIGNATURE PAGE TO

TRANSACTION SERVICES AGREEMENT